EXHIBIT 3.2

F0012 - Page 1 of 3	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Articles of Amendment

[BAR CODE APPEARS HERE]

The undersigned persons, pursuant to Section 79-4-10.06 (if a profit corporation) or Section 79-11-305 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

1. Type of Corporation

☒ Profit ☐ Nonprofit

2. Name of Corporation

NBC Capital Corporation

3. The future effective date is (Complete if applicable)	June 28, 2006 at 5:00 p.m. C.D.T.

4. Set forth the text of each amendment adopted. (Attach page)

5. If an amendment for a business corporation provides for an exchange, reclassification, or cancellation of issued shares, set forth the provisions for implementing the amendment if they are not contained in the amendment itself. (Attach page)

6. The amendment(s) was (were) adopted on
June 20, 2006		Date(s)

FOR PROFIT CORPORATION (Check the appropriate box)
Adopted by ☐ the incorporators ☐ directors without shareholder action and shareholder action was not required.

FOR NONPROFIT CORPORATION (Check the appropriate box)
Adopted by ☐ the incorporators ☐ board of directors without member action and member action was not required.

FOR PROFIT CORPORATION

7. If the amendment was approved by shareholders
(a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting were

Designation	No. of outstanding shares	No. of votes entitled to be cast	No. of votes indisputably represented
Common Stock $1 Par Value	8,186,724	8,186,724	6,243,426

Rev. 01/96

F0012 - Page 2 of 3	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Articles of Amendment

[BAR CODE APPEARS HERE]

(b) EITHER

(i) the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was

Voting group	Total no. of votes cast FOR	Total no. of votes cast AGAINST
Common Stock $1 Par Value	6,142,914	67,914

OR

(ii) the total number of undisputed votes cast for the amendment by each voting group was

Voting group	Total no. of undisputed votes cast FOR the plan

and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

FOR NONPROFIT CORPORATION

8. If the amendment was approved by the members

(a) The designation, number of memberships outstanding, number of votes entitled to be cast by each class entitled to vote separately on the amendment, and the number of votes of each class indisputably represented at the meeting were

Designation	No. of memberships outstanding	No. of votes entitled to be cast	No. of votes indisputably represented

Rev. 01/96

F0012 - Page 3 of 3	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Articles of Amendment

[BAR CODE APPEARS HERE]
(b) EITHER (i) the total number of votes cast for and against the amendment by each class entitled to vote separately on the amendment was

Voting class	Total no. of votes cast FOR	Total no. of votes cast AGAINST

OR

(ii) the total number of undisputed votes cast for the amendment by each class was

Voting class	Total no. of undisputed votes cast FOR the amendment

and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

By:	Signature	/s/ Richard T. Haston	(Please keep writing within blocks)

	Printed Name	Richard T. Haston	Title	EVP & CFO

Rev. 01/96

Exhibit A

Article 1 is hereby amended in its entirety as follows:

1. The name of the corporation is Cadence Financial Corporation (the “Corporation”).

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